Exhibit 99.1

Company:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES QUARTERLY EARNINGS

AND CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, January 18, 2007…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share for the quarter ended December 31, 2006 amounted to $.40, unchanged from the corresponding prior year period. For the year ended December 31, 2006 diluted earnings per share was $1.59 as compared to $1.60 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended December 31, 2006—to be paid on February 9, 2007, to shareholders of record on January 26, 2007.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “Despite the continuation of the hostile economic environment resulting from the inverted yield curve, both quarterly and annual earnings at OceanFirst have stabilized. On Behalf of the Board of Directors, I am pleased to announce our fortieth consecutive quarterly cash dividend reflective of consistent delivery of solid earnings into our tenth year as a public company.”

Results of Operations

Net interest income for the quarter and year ended December 31, 2006 decreased to $13.8 million and $58.1 million, respectively, as compared to $15.4 million and $60.9 million, respectively, in the same prior year periods, reflecting a lower net interest margin partly offset by higher levels of interest-earning assets. The net interest margin decreased to 2.81% and 2.98%, respectively, for the quarter and year ended December 31, 2006 from 3.24% and 3.30%, respectively, in the same prior year periods. The yield on interest-earning assets increased to 6.08% and 5.97%, respectively, for the quarter and year ended December 31, 2006, as compared to 5.74% and 5.56%, respectively, for the same prior year periods. The cost of interest-bearing liabilities increased to 3.57% and 3.28%, respectively, for the quarter and year ended December 31, 2006, as compared to 2.74% and 2.49%, respectively, in the same prior year periods. The increased cost of interest-bearing liabilities is due to the continued increases in interest rates early in 2006, the intensified competition for deposits and a change in the mix of deposits from lower-costing savings and money market accounts into higher-costing time deposits. Through mid-year 2006, the Board of Governors of the Federal Reserve increased the federal funds borrowing rate 4 times for a total of 100 basis points. The pause in short-term rate increases by the Federal Reserve during the second half of 2006 has brought about an inversion of the treasury yield curve as longer-term rates have begun to decline. Average interest-earning assets increased by $65.2 million and $105.4 million, respectively, for the quarter and year ended December 31, 2006, as compared to the same prior year periods. The growth was concentrated in average loans receivable which grew $81.2 million, or 4.8%, for the quarter ended December 31, 2006, as compared to the same prior year period. For the year ended December 31, 2006 average loans receivable increased $133.5 million, or 8.2%, as compared to the same prior year period. The loan growth was funded by average borrowed funds which grew $73.4 million and $76.5 million, respectively, for the quarter and year ended December 31, 2006, as compared to the same prior year periods.

Other income amounted to $5.6 million and $23.2 million for the quarter and year ended December 31, 2006, respectively, as compared to $6.0 million and $24.1 million, respectively, in the same prior year periods. For the quarter and year ended December 31, 2006, the Company recorded gains of $2.5 million and $11.0 million, respectively, on the sale of loans, as compared to gains of $3.1 million and $13.2 million, respectively, in the same prior year periods. Loans sold for the quarter ended December 31, 2006 increased to $184.1 million from $173.3 million in the same prior year period. Loans sold for the year ended December 31, 2006 decreased to $689.6 million from $712.0 million in the same prior year period. The gain on sale margin from sold loans decreased for both the quarter and year ended December 31, 2006, as compared to the same prior year periods due to competitive pressures and a change in the mix to a greater proportion of wholesale loans. Fees and service charges increased $174,000, or 7.1%, and $1.1 million, or 11.2%, for the quarter and year ended December 31, 2006, respectively, as compared to the same prior year periods primarily related to fees from reverse mortgage loans, a new emphasis for the Company, as well as fees from title insurance and trust services.

Operating expenses decreased to $12.4 million and $52.7 million, respectively, for the quarter and year ended December 31, 2006, as compared to $14.1 million and $54.8 million, respectively, for the corresponding prior year periods. The decrease in operating expenses was due to reduced incentive compensation plan accruals and reductions to loan related marketing expense.

Financial Condition

Loans receivable net, increased by $46.9 million, or 2.8%, at December 31, 2006 as compared to December 31, 2005. Deposits increased to $1,372.3 million at December 31, 2006 from $1,356.6 million at December 31, 2005. Federal Home Loan Bank borrowings increased $50.6 million at December 31, 2006 as compared to December 31, 2005 in order to fund loan growth. For the year, the holding company issued Trust Preferred Securities for $12.5 million, the proceeds of which were partly used to fund the Company’s continuing common stock repurchase program.

Stockholders’ equity decreased by $402,000 to $138.4 million at December 31, 2006, as compared to $138.8 million at December 31, 2005. For the year ended December 31, 2006, 772,804 common shares were repurchased at a total cost of $17.6 million. Under the 5% repurchase program authorized by the Board of Directors in July 2006, 538,763 shares remained to be purchased as of December 31, 2006. The reduction in stockholders’ equity due to common stock repurchases was partly offset by net income, proceeds from stock option exercises and related tax benefit, and Employee Stock Ownership Plan amortization.

Asset Quality

The Company’s non-performing assets totaled $4.8 million at December 31, 2006 as compared to $1.9 million at December 31, 2005. For the year ended December 31, 2006 the Company realized net loan charge-offs of $372,000 as compared to net loan charge-offs of $578,000 for the same prior year period.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, January 19, 2007 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407- 8035.

For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 660-6853, Account #286, Conference ID #226272, from one hour after the end of the call until midnight on Thursday, January 25, 2007.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.1 billion in assets and twenty branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	December 31, 2006	December 31, 2005
ASSETS

Cash and due from banks	$32,204	$31,108
Investment securities available for sale	82,384	83,861
Federal Home Loan Bank of New York stock, at cost	25,346	21,792
Mortgage-backed securities available for sale	68,369	85,025
Loans receivable, net	1,701,425	1,654,544
Mortgage loans held for sale	82,943	32,044
Interest and dividends receivable	8,083	7,089
Real estate owned, net	288	278
Premises and equipment, net	18,196	16,118
Servicing asset	9,787	9,730
Bank Owned Life Insurance	37,145	36,002
Intangible Assets	1,114	1,272
Other assets	6.358	6,494

Total assets	$2,073,642	$1,985,357

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,372,328	$1,356,568
Securities sold under agreements to repurchase with retail customers	50,982	54,289
Securities sold under agreements to repurchase with the Federal Home Loan Bank	34,000	59,000
Federal Home Loan Bank advances	430,500	354,900
Other borrowings	17,500	5,000
Advances by borrowers for taxes and insurance	7,743	7,699
Other liabilities	22,207	9,117

Total liabilities	1,935,260	1,846,573

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,262,307 and 12,698,505, shares outstanding at December 31, 2006 and 2005, respectively	272	272
Additional paid-in capital	201,936	197,621
Retained earnings	170,183	164,613
Accumulated other comprehensive loss	(470)	(1,223)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(6,369)	(7,472)
Treasury stock, 14,915,065 and 14,478,867, shares at December 31, 2006 and 2005, respectively	(227,170)	(215,027)
Common stock acquired by Deferred Compensation Plan	1,457	1,383
Deferred Compensation Plan Liability	(1,457)	(1,383)

Total stockholders’ equity	138,382	138,784

Total liabilities and stockholders’ equity	$2,073,642	$1,985,357

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended December 31,		For the years ended December 31,
	2006	2005	2006	2005
	(Unaudited)
Interest income:
Loans	$27,334	$25,112	$106,384	$93,864
Mortgage-backed securities	786	854	3,304	3,813
Investment securities and other	1,772	1,323	6,874	5,122

Total interest income	29,892	27,289	116,562	102,799

Interest expense:
Deposits	9,362	6,733	33,401	22,807
Borrowed funds	6,698	5,146	25,042	19,066

Total interest expense	16,060	11,879	58,443	41,873

Net interest income	13,832	15,410	58,119	60,926

Provision for loan losses	50	—	150	350

Net interest income after provision for loan losses	13,782	15,410	57,969	60,576

Other income:
Loan servicing income	106	131	515	280
Fees and service charges	2,633	2,459	10,488	9,434
Net gain on sales of loans and securities available for sale	2,484	3,104	10,958	13,183
Net loss from other real estate operations	(1)	—	(61)	—
Income from Bank Owned Life Insurance	303	267	1,143	1,122
Other	111	23	165	71

Total other income	5,636	5,984	23,208	24,090

Operating expenses:
Compensation and employee benefits	6,840	7,965	29,592	31,184
Occupancy	1,287	1,254	4,850	4,539
Equipment	558	597	2,533	2,531
Marketing	287	702	1,517	2,914
Federal deposit insurance	133	128	533	507
Data processing	847	830	3,416	3,243
General and administrative	2,480	2,640	10,215	9,916

Total operating expenses	12,432	14,116	52,656	54,834

Income before provision for income taxes	6,986	7,278	28,521	29,832
Provision for income taxes	2,364	2,432	9,826	10,335

Net income	$4,622	$4,846	$18,695	$19,497

Basic earnings per share	$0.40	$0.41	$1.62	$1.65

Diluted earnings per share	$0.40	$0.40	$1.59	$1.60

Average basic shares outstanding	11,488	11,737	11,547	11,786

Average diluted shares outstanding	11,685	12,148	11,765	12,219

Cash earnings (1)	$5,356	$5,598	$21,583	$22,479

Diluted cash earnings per share	$0.46	$0.46	$1.83	$1.84

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At December 31, 2006	At December 31, 2005
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	6.67%	6.99%
Common shares outstanding (in thousands)	12,262	12,699
Stockholders’ equity per common share	$11.29	$10.93
Tangible stockholders’ equity per common share	11.19	10.83

ASSET QUALITY

Allowance for loan losses	$10,238	$10,460
Nonperforming loans	4,525	1,595
Nonperforming assets	4,813	1,873
Allowance for loan losses as a percent of total loans receivable	0.57%	0.62%
Allowance for loan losses as a percent of nonperforming loans	226.25	655.80
Nonperforming loans as a percent of total loans receivable	0.25	0.09
Nonperforming assets as a percent of total assets	0.23	0.09

	For the three months ended December 31,		For the years ended December 31,
	2006	2005	2006	2005
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	0.90%	0.97%	0.91%	1.00%
Return on average stockholders’ equity	13.66	14.30	13.91	14.43
Interest rate spread	2.51	3.00	2.69	3.07
Interest rate margin	2.81	3.24	2.98	3.30
Operating expenses to average assets	2.41	2.82	2.57	2.81
Efficiency ratio	63.86	65.98	64.75	64.50

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended December 31,		For the years ended December 31,
	2006	2005	2006	2005
Net income	$4,622	$4,846	$18,695	$19,497
Add: Employee stock plans amortization Expense	799	847	3,290	3,374
Amortization of intangible assets	81	26	158	103
Less: Tax benefit (1)	(146)	(121)	(560)	(495)

Cash earnings	$5,356	$5,598	$21,583	$22,479

Basic cash earnings per share	$0.47	$0.48	$1.87	$1.91

Diluted cash earnings per share	$0.46	$0.46	$1.83	$1.84

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At December 31, 2006	At December 31, 2005
Real estate:
One- to four-family	$1,231,716	$1,187,226
Commercial real estate, multi-family and land	306,288	281,585
Construction	13,475	22,739
Consumer	190,029	146,911
Commercial	49,693	61,637

Total loans	1,791,201	1,700,098

Loans in process	(2,318)	(7,646)
Deferred origination costs, net	5,723	4,596
Allowance for loan losses	(10,238)	(10,460)

Total loans, net	1,784,368	1,686,588

Less: mortgage loans held for sale	82,943	32,044

Loans receivable, net	$1,701,425	$1,654,544

Mortgage loans serviced for others	$992,658	$910,272
Loan pipeline	294,646	293,934

	For the three months ended December 31,		For the years ended December 31,
	2006	2005	2006	2005
Loan originations	$295,714	$288,148	$1,221,819	$1,303,754
Loans sold	184,104	173,251	689,561	711,952
Net charge-offs (recovery)	222	(50)	372	578

DEPOSITS

	At December 31, 2006	At December 31, 2005
Type of Account
Non-interest bearing	$114,950	$120,188
Interest-bearing checking	408,666	381,787
Money market deposit	105,571	125,169
Savings	200,544	242,689
Time deposits	542,597	486,735

	$1,372,328	$1,356,568

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTER ENDED DECEMBER 31,
	2006			2005
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$9,388	$122	5.20%	$8,122	$80	3.94%
Investment securities (1)	82,572	1,241	6.01	84,962	984	4.63
FHLB stock	25,424	409	6.43	20,650	259	5.02
Mortgage-backed securities (1)	71,213	786	4.41	90,896	854	3.76
Loans receivable, net (2)	1,777,775	27,334	6.15	1,696,560	25,112	5.92

Total interest-earning assets	1,966,372	29,892	6.08	1,901,190	27,289	5.74

Non-interest-earning assets	97,443			100,693

Total assets	$2,063,815			$2,001,883

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$712,966	3,396	1.91	$774,248	2,610	1.35
Time deposits	541,486	5,966	4.41	487,421	4,123	3.38

Total	1,254,452	9,362	2.99	1,261,669	6,733	2.13
Borrowed funds	546,100	6,698	4.91	472,667	5,146	4.35

Total interest-bearing liabilities	1,800,552	16,060	3.57	1,734,336	11,879	2.74

Non-interest-bearing deposits	115,199			119,374
Non-interest-bearing liabilities	12,695			12,661

Total liabilities	1,928,446			1,866,371
Stockholders’ equity	135,369			135,512

Total liabilities and stockholders’ equity	$2,063,815			$2,001,883

Net interest income		$13,832			$15,410

Net interest rate spread (3)			2.51%			3.00%

Net interest margin (4)			2.81%			3.24%

	FOR THE YEARS ENDED DECEMBER 31,
	2006			2005
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$8,885	$437	4.92%	$10,796	$344	3.19%
Investment securities (1)	83,999	5,122	6.10	85,942	3,871	4.50
FHLB stock	24,575	1,315	5.35	20,105	907	4.51
Mortgage-backed securities (1)	77,416	3,304	4.27	106,148	3,813	3.59
Loans receivable, net (2)	1,758,230	106,384	6.05	1,624,761	93,864	5.78

Total interest-earning assets	1,953,105	116,562	5.97	1,847,752	102,799	5.56

Non-interest-earning assets	96,742			101,357

Total assets	$2,049,847			$1,949,109

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$717,811	11,940	1.66	$747,401	8,136	1.09
Time deposits	534,056	21,461	4.02	481,585	14,671	3.05

Total	1,251,867	33,401	2.67	1,228,986	22,807	1.86
Borrowed funds	531,265	25,042	4.71	454,806	19,066	4.19

Total interest-bearing liabilities	1,783,132	58,443	3.28	1,683,792	41,873	2.49

Non-interest-bearing deposits	120,482			115,681
Non-interest-bearing liabilities	11,849			14,499

Total liabilities	1,915,463			1,813,972
Stockholders’ equity	134,384			135,137

Total liabilities and stockholders’ equity	$2,049,847			$1,949,109

Net interest income		$58,119			$60,926

Net interest rate spread (3)			2.69%			3.07%

Net interest margin (4)			2.98%			3.30%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest -earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest -earning assets.